UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2011, FirstCity Financial Corporation (the “Company”) filed a Certificate of Elimination of New Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware (the “Secretary of State”) to eliminate its New Preferred Stock (the “New Preferred Stock”), whose outstanding shares were redeemed by the Company on December 30, 2004, as disclosed previously.  The filing of the Certificate of Elimination was authorized by the Board of Directors of the Company in accordance with the General Corporation Law of the State of Delaware.  The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Amended and Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designations of the New Preferred Stock with respect to such series, which was previously filed by the Company with the Secretary of State on August 4, 1997 (the “Certificate of Designations”).  Accordingly, the 2,000,000 shares of New Preferred Stock previously reserved for issuance under the Certificate of Designations resumed their status as authorized but unissued shares of preferred stock of the Company upon filing of the Certificate of Elimination.

A copy of the Certificate of Elimination is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits:

3.1           Certificate of Elimination of New Preferred Stock, dated May 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: May 19, 2011	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of New Preferred Stock, dated May 18, 2011